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                       [DELOITTE & TOUCHE LLP LETTERHEAD]

                                                                   EXHIBIT 23.02

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Form S-1 of our report dated October 22, 2004 relating to the consolidated financial statements of Diamond Walnut Growers, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

                                                      /s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 24, 2005